EXHIBIT 10.1

Committed Line of Credit Note
(Daily LIBOR)

$8,000,000 February 28, 2012

FOR VALUE RECEIVED, RAND WORLDWIDE, INC. and RAND A TECHNOLOGY CORPORATION (collectively, the “Borrower”), with an address at 11201 Dolfield Boulevard, Suites 112-115, Owings Mills, Maryland 21117, promises to pay to the order of PNC BANK, NATIONAL ASSOCIATION (the “Bank”), in lawful money of the United States of America in immediately available funds at its offices located at 2 Hopkins Plaza, Baltimore, Maryland 21201, or at such other location as the Bank may designate from time to time, the principal sum of EIGHT MILLION AND NO/100 DOLLARS ($8,000,000) (the “Facility”) or such lesser amount as may be advanced to or for the benefit of the Borrower hereunder, together with interest accruing on the outstanding principal balance from the date hereof, all as provided below.

1. Advances. The Borrower may borrow, repay and reborrow hereunder until the Revolving Credit Termination Date (as defined in the Financing Agreement (as defined herein)). In no event shall the aggregate unpaid principal amount of advances under this Note exceed the face amount of this Note.

2. Rate of Interest. Amounts outstanding under this Note will bear interest at a rate per annum which is at all times equal to (A) the Daily LIBOR Rate plus (B) two hundred (200) basis points (2.00%). Interest hereunder will be calculated based on the actual number of days that principal is outstanding over a year of 360 days. In no event will the rate of interest hereunder exceed the maximum rate allowed by law.

If the Bank determines (which determination shall be final and conclusive) that, by reason of circumstances affecting the eurodollar market generally, deposits in dollars (in the applicable amounts) are not being offered to banks in the eurodollar market for the selected term, or adequate means do not exist for ascertaining the Daily LIBOR Rate, then the Bank shall give notice thereof to the Borrower. Thereafter, until the Bank notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the interest rate for all amounts outstanding under this Note shall be equal to the Base Rate (the “Alternate Rate”).

In addition, if, after the date of this Note, the Bank shall determine (which determination shall be final and conclusive) that any enactment, promulgation or adoption of or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by a governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank with any guideline, request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for the Bank to make or maintain or fund loans based on the Daily LIBOR Rate, the Bank shall notify the Borrower. Upon receipt of such notice, until the Bank notifies the Borrower that the circumstances giving rise to such determination no longer apply, the interest rate on all amounts outstanding under this Note shall be the Alternate Rate.

For purposes hereof, the following terms shall have the following meanings:

“Base Rate” shall mean the higher of (A) the Prime Rate, and (B) the sum of the Federal Funds Open Rate plus fifty (50) basis points (0.50%). If and when the Base Rate (or any component thereof) changes, the rate of interest with respect to any amounts hereunder to which the Base Rate applies will change automatically without notice to the Borrower, effective on the date of any such change.

“Business Day” shall mean any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required by law to be closed for business in Baltimore, Maryland.

“Daily LIBOR Rate” shall mean, for any day, the rate per annum determined by the Bank by dividing (A) the Published Rate by (B) a number equal to 1.00 minus the percentage prescribed by the Federal Reserve for determining the maximum reserve requirements with respect to any eurocurrency fundings by banks on such day. The rate of interest will be adjusted automatically as of each Business Day based on changes in the Daily LIBOR Rate without notice to the Borrower.

“Federal Funds Open Rate” shall mean, for any day, the rate per annum (based on a year of 360 days and actual days elapsed) which is the daily federal funds open rate as quoted by ICAP North America, Inc. (or any successor) as set forth on the Bloomberg Screen BTMM for that day opposite the caption “OPEN” (or on such other substitute Bloomberg Screen that displays such rate), or as set forth on such other recognized electronic source used for the purpose of displaying such rate as selected by the Bank (an “Alternate Source”) (or if such rate for such day does not appear on the Bloomberg Screen BTMM (or any substitute screen) or on any Alternate Source, or if there shall at any time, for any reason, no longer exist a Bloomberg Screen BTMM (or any substitute screen) or any Alternate Source, a comparable replacement rate determined by the Bank at such time (which determination shall be conclusive absent manifest error); provided however, that if such day is not a Business Day, the Federal Funds Open Rate for such day shall be the “open” rate on the immediately preceding Business Day. The rate of interest charged shall be adjusted as of each Business Day based on changes in the Federal Funds Open Rate without notice to the Borrower.

“Prime Rate” shall mean the rate publicly announced by the Bank from time to time as its prime rate. The Prime Rate is determined from time to time by the Bank as a means of pricing some loans to its borrowers. The Prime Rate is not tied to any external rate of interest or index, and does not necessarily reflect the lowest rate of interest actually charged by the Bank to any particular class or category of customers.

“Published Rate” shall mean the rate of interest published each Business Day in the Wall Street Journal “Money Rates” listing under the caption “London Interbank Offered Rates” for a one month period (or, if no such rate is published therein for any reason, then the Published Rate shall be the eurodollar rate for a one month period as published in another publication selected by the Bank).

3. Advance Procedures. A request for advance made by telephone must be promptly confirmed in writing by such method as the Bank may require. The Borrower authorizes the Bank to accept telephonic requests for advances, and the Bank shall be entitled to rely upon the authority of any person providing such instructions. The Borrower hereby indemnifies and holds the Bank harmless from and against any and all damages, losses, liabilities, costs and expenses (including reasonable attorneys’ fees and expenses) which may arise or be created by the acceptance of such telephone requests or making such advances. The Bank will enter on its books and records, which entry when made will be presumed correct, the date and amount of each advance, as well as the date and amount of each payment.

4. Payment Terms. Accrued interest will be due and payable on the first day of each month. The outstanding principal balance and any accrued but unpaid interest shall be due and payable on the Revolving Credit Termination Date.

If any payment under this Note shall become due on a Saturday, Sunday or public holiday under the laws of the State where the Bank’s office indicated above is located, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing interest in connection with such payment. The Borrower hereby authorizes the Bank to charge the Borrower’s deposit account at the Bank for any payment when due hereunder. Payments received will be applied to charges, fees and expenses (including attorneys’ fees), accrued interest and principal in any order the Bank may choose, in its sole discretion.

5. Late Payments; Default Rate. If the Bank has attempted to debit the Borrower’s deposit account at the Bank and there are not sufficient funds in the deposit account to pay the required payment amount, the Borrower shall be deemed to have failed to make any payment of principal, interest or other amount coming due pursuant to the provisions of this Note within fifteen (15) calendar days of the date due and payable, and in such case the Borrower also shall pay to the Bank a late charge equal to the greater of five percent (5%) of the amount of such payment or $100.00 (the “Late Charge”). Such fifteen (15) day period shall not be construed in any way to extend the due date of any such payment. Upon maturity, whether by acceleration, demand or otherwise, and at the Bank’s option upon the occurrence of any Event of Default (as hereinafter defined) and during the continuance thereof, amounts outstanding under this Note shall bear interest at a rate per annum (based on the actual number of days that principal is outstanding over a year of 360 days) which shall be four (4) percentage points in excess of the interest rate in effect from time to time under this Note but not more than the maximum rate allowed by law (the “Default Rate”). The Default Rate shall continue to apply whether or not judgment shall be entered on this Note. Both the Late Charge and the Default Rate are imposed as liquidated damages for the purpose of defraying the Bank’s expenses incident to the handling of delinquent payments, but are in addition to, and not in lieu of, the Bank’s exercise of any rights and remedies hereunder, under the other Financing Documents or under applicable law, and any fees and expenses of any agents or attorneys which the Bank may employ. In addition, the Default Rate reflects the increased credit risk to the Bank of carrying a loan that is in default. The Borrower agrees that the Late Charge and Default Rate are reasonable forecasts of just compensation for anticipated and actual harm incurred by the Bank, and that the actual harm incurred by the Bank cannot be estimated with certainty and without difficulty.

6. Prepayment. The indebtedness evidenced by this Note may be prepaid in whole or in part at any time without penalty.

7. Other Financing Documents. This Note is issued in connection with that certain Financing and Security Agreement dated of even date herewith by and between the Borrower and the Bank (as amended, restated, modified, substituted, extended, and renewed from time to time, the “Financing Agreement”) and the other Financing Documents (as that term is defined in the Financing Agreement), and is secured by the property (if any) described in the Financing Documents and by such other collateral as previously may have been or may in the future be granted to the Bank to secure this Note.

8. Events of Default. The occurrence of any of the following events will be deemed to be an “Event of Default” under this Note, provided that the Bank shall provide written notice thereof to the Borrower as follows: (i) upon the nonpayment of any principal, interest or other indebtedness under this Note when due and after the expiration of a five (5) day cure period, provided that the Bank shall not be required to provide such written notice more than once in any calendar year (“Monetary Default Cure Period”); or (ii) upon the occurrence of any event of default or any failure by Obligor to observe or perform any covenant or other agreement, under or contained in this Note or any Financing Document, and Borrower’s failure to cure such default within a thirty (30) day cure period (“Non-Monetary Default Cure Period”).

Upon the occurrence of an Event of Default and the expiration of the applicable cure period without the Borrower remedying such Event of Default: (a) the Bank shall be under no further obligation to make advances hereunder; (b) if an Event of Default specified in Sections 7.1.5 or 7.1.6 of the Financing Agreement shall occur, the outstanding principal balance and accrued interest hereunder together with any additional amounts payable hereunder shall be immediately due and payable; (c) if any other Event of Default shall occur, the outstanding principal balance and accrued interest hereunder together with any additional amounts payable hereunder, at the Bank’s option, may be accelerated and become immediately due and payable; (d) at the Bank’s option, this Note will bear interest at the Default Rate from the date of the occurrence of the Event of Default; and (e) the Bank may exercise from time to time any of the rights and remedies available under the Financing Documents or under applicable law.

9. Power to Confess Judgment. The Borrower hereby empowers any attorney of any court of record, after the occurrence of any Event of Default that has not been cured within the applicable notice and cure period hereunder, to appear for the Borrower and, with or without complaint filed, confess judgment, or a series of judgments, against the Borrower in favor of the Bank or any holder hereof for the entire principal balance of this Note, all accrued interest and all other amounts due hereunder, together with costs of suit and reasonable attorneys’ fees, and for doing so, this Note or a copy verified by affidavit shall be a sufficient warrant. The Borrower hereby forever waives and releases all errors in said proceedings and all rights of appeal and all relief from any and all appraisement, stay or exemption laws of any state now in force or hereafter enacted. Interest on any such judgment shall accrue at the Default Rate.

No single exercise of the foregoing power to confess judgment, or a series of judgments, shall be deemed to exhaust the power, whether or not any such exercise shall be held by any court to be invalid, voidable, or void, but the power shall continue undiminished and it may be exercised from time to time as often as the Bank shall elect until such time as the Bank shall have received payment in full of the debt, interest and costs. Notwithstanding the attorney’s commission provided for in the preceding paragraph (which is included in the warrant for purposes of establishing a sum certain), the amount of attorneys’ fees that the Bank may recover from the Borrower shall not exceed the actual attorneys’ fees incurred by the Bank.

10. Right of Setoff. In addition to all liens upon and rights of setoff against the Borrower’s money, securities or other property given to the Bank by law, the Bank shall have, with respect to the Borrower’s obligations to the Bank under this Note and to the extent permitted by law, a contractual possessory security interest in and a contractual right of setoff against, and the Borrower hereby grants the Bank a security interest in, and hereby assigns, conveys, delivers, pledges and transfers to the Bank, all of the Borrower’s right, title and interest in and to, all of the Borrower’s deposits, moneys, securities and other property now or hereafter in the possession of or on deposit with, or in transit to, the Bank or any other direct or indirect subsidiary of The PNC Financial Services Group, Inc., whether held in a general or special account or deposit, whether held jointly with someone else, or whether held for safekeeping or otherwise, excluding, however, all IRA, Keogh, and trust accounts. Every such security interest and right of setoff may be exercised without demand upon or notice to the Borrower. Every such right of setoff shall be deemed to have been exercised immediately upon the occurrence of an Event of Default hereunder without any action of the Bank, although the Bank may enter such setoff on its books and records at a later time.

11. Indemnity. The Borrower agrees to indemnify each of the Bank, each legal entity, if any, who controls, is controlled by or is under common control with the Bank, and each of their respective directors, officers and employees (the “Indemnified Parties”), and to defend and hold each Indemnified Party harmless from and against any and all claims, damages, losses, liabilities and expenses (including all fees and charges of internal or external counsel with whom any Indemnified Party may consult and all expenses of litigation and preparation therefor) which any Indemnified Party may incur or which may be asserted against any Indemnified Party by any person, entity or governmental authority (including any person or entity claiming derivatively on behalf of the Borrower), in connection with or arising out of or relating to the matters referred to in this Note or in the other Financing Documents or the use of any advance hereunder, whether (a) arising from or incurred in connection with any breach of a representation, warranty or covenant by the Borrower, or (b) arising out of or resulting from any suit, action, claim, proceeding or governmental investigation, pending or threatened, whether based on statute, regulation or order, or tort, or contract or otherwise, before any court or governmental authority; provided, however, that the foregoing indemnity agreement shall not apply to any claims, damages, losses, liabilities and expenses solely attributable to an Indemnified Party’s gross negligence or willful misconduct. The indemnity agreement contained in this Section shall survive the termination of this Note, payment of any advance hereunder and the assignment of any rights hereunder. The Borrower may participate at its expense in the defense of any such action or claim.

12. Miscellaneous. All notices, demands, requests, consents, approvals and other communications required or permitted hereunder (“Notices”) must be in writing (except as may be agreed otherwise above with respect to borrowing requests) and will be effective upon receipt. Notices may be given in any manner to which the parties may separately agree, including electronic mail. Without limiting the foregoing, first-class mail, facsimile transmission and commercial courier service are hereby agreed to as acceptable methods for giving Notices. Regardless of the manner in which provided, Notices may be sent to a party’s address as set forth above or to such other address as any party may give to the other for such purpose in accordance with this paragraph. No delay or omission on the Bank’s part to exercise any right or power arising hereunder will impair any such right or power or be considered a waiver of any such right or power, nor will the Bank’s action or inaction impair any such right or power. The Bank’s rights and remedies hereunder are cumulative and not exclusive of any other rights or remedies which the Bank may have under other agreements, at law or in equity. No modification, amendment or waiver of, or consent to any departure by the Borrower from, any provision of this Note will be effective unless made in a writing signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. The Borrower agrees to pay on demand, to the extent permitted by law, all costs and expenses incurred by the Bank in the enforcement of its rights in this Note and in any security therefor, including without limitation reasonable fees and expenses of the Bank’s counsel. If any provision of this Note is found to be invalid, illegal or unenforceable in any respect by a court, all the other provisions of this Note will remain in full force and effect. The Borrower and all other makers and indorsers of this Note hereby forever waive presentment, protest, notice of dishonor and notice of non-payment. The Borrower also waives all defenses based on suretyship or impairment of collateral. If this Note is executed by more than one Borrower, the obligations of such persons or entities hereunder will be joint and several. This Note shall bind the Borrower and its heirs, executors, administrators, successors and assigns, and the benefits hereof shall inure to the benefit of the Bank and its successors and assigns; provided, however, that the Borrower may not assign this Note in whole or in part without the Bank’s written consent and the Bank at any time may assign this Note in whole or in part.

This Note has been delivered to and accepted by the Bank and will be deemed to be made in the State where the Bank’s office indicated above is located. This Note will be interpreted and the rights and liabilities of the Bank and the Borrower determined in accordance with the laws of the State where the Bank’s office indicated above is located, excluding its conflict of laws rules. The Borrower hereby irrevocably consents to the exclusive jurisdiction of any state or federal court in the county or judicial district where the Bank’s office indicated above is located; provided that nothing contained in this Note will prevent the Bank from bringing any action, enforcing any award or judgment or exercising any rights against the Borrower individually, against any security or against any property of the Borrower within any other county, state or other foreign or domestic jurisdiction. The Borrower acknowledges and agrees that the venue provided above is the most convenient forum for both the Bank and the Borrower. The Borrower waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Note.

13. Authorization to Obtain Credit Reports. By signing below, each Borrower who is an individual provides written authorization to the Bank or its designee (and any assignee or potential assignee hereof) to obtain the Borrower’s personal credit profile from one or more national credit bureaus. Such authorization shall extend to obtaining a credit profile in considering this Note and subsequently for the purposes of update, renewal or extension of such credit or additional credit and for reviewing or collecting the resulting account.

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14. WAIVER OF JURY TRIAL. The Borrower irrevocably waives any and all rights the Borrower may have to a trial by jury in any action, proceeding or claim of any nature relating to this Note, any documents executed in connection with this Note or any transaction contemplated in any of such documents. The Borrower acknowledges that the foregoing waiver is knowing and voluntary.

The Borrower acknowledges that it has read and understood all the provisions of this Note, including the confession of judgment and waiver of jury trial, and has been advised by counsel as necessary or appropriate.

WITNESS the due execution hereof as a document under seal, as of the date first written above, with the intent to be legally bound hereby.

WITNESS / ATTEST:	RAND WORLDWIDE, INC.
/s/ Theresa Whalen	By: /s/ Lawrence Rychlak

Title: Assistant Secretary	Title: President and Chief Financial Officer

WITNESS / ATTEST: RAND A TECHNOLOGY CORPORATION

/s/ Theresa Whalen	By: /s/ Lawrence Rychlak

Title: Assistant Secretary	Title: President and Chief Financial Officer

Working Cash®, Line of Credit,
Investment Sweep Rider
(Single Option)

THIS WORKING CASH®, LINE OF CREDIT, INVESTMENT SWEEP RIDER (“Working Cash Sweep Rider”) is made as of February   , 2012, between Rand Worldwide, Inc., a Delaware corporation, and RAND A TECHNOLOGY CORPORATION, an Ontario corporation (collectively, “Borrower”) and PNC Bank, National Association (“Bank”).

This Working Cash Sweep Rider is incorporated into and made part of that certain Committed Line of Credit Note dated of even date herewith , as amended, restated or renewed from time to time (the “Note”), and also into certain other Financing Documents (as defined by the Note). Pursuant to the Financing Documents, Bank has extended a line of credit (the “Line of Credit”) to Borrower, under which Borrower may borrow, repay and reborrow funds at any time prior to the Revolving Credit Termination Date (as defined in the Financing Documents). As long as this Working Cash Sweep Rider has not been terminated, the following (i) outlines the terms under which Bank will make advances under the Line of Credit and (ii) supersedes any provisions of the Financing Documents to the extent inconsistent herewith.

NOW, THEREFORE, with the foregoing background deemed incorporated by reference and made a part hereof, the parties hereto, intending to be legally bound, covenant and agree as follows:

1. TRANSFER INSTRUCTIONS.

During the term of this Working Cash Sweep Rider, the following instructions from Borrower to Bank shall apply to transfers of assets by the Bank from the Borrower’s checking account (the “DDA”) listed on the Schedule set forth at the end of this Working Cash Sweep Rider (the “Schedule”) to the investment option selected by Borrower from time to time (the “Investment”), currently either investment in a money market mutual fund (“Mutual Fund”) or in PNC Bank Offshore Deposits (as hereinafter defined). The initial Investment selection is listed on the Schedule and may be changed with the consent of Borrower and Bank.

At the close of each Business Day, Bank will review the activity in the DDA and will make transfers as follows:

Transfers to the Investment: If the Final Available Balance (as hereinafter defined) in the DDA exceeds the DDA’s Target Balance set forth on the Schedule by at least the amount of the Transfer Difference set forth on the Schedule, Bank will debit the DDA in the amount by which the Final Available Balance exceeds the Target Balance (“Excess Funds”), and will (a) apply such Excess Funds to repay amounts outstanding under the Line of Credit and (b) transmit the remainder of such Excess Funds to the Investment. The minimum amount that will be transferred to the Investment is the Transfer Difference. If the Final Available Balance in the DDA is plus or minus the Target Balance by less than the Transfer Difference, there will be no transfer to the Investment.

Any Excess Funds transferred to a Mutual Fund will not be returned to the DDA until needed in the DDA, and the minimum amount that will be returned from the Mutual Fund to the DDA is the Transfer Difference. All Excess Funds in PNC Bank Offshore Deposits will be returned to the DDA at the beginning of the next Business Day.

Transfers from the Investment or the Line of Credit: If the Final Available Balance in the DDA is less than the DDA’s Target Balance by at least the amount of the Transfer Difference, Bank will credit an amount equal to the difference between the Target Balance and the Final Available Balance (the “Credit Amount”) to the DDA. If Excess Funds are held in the Mutual Fund, the Bank will direct the redemption of Mutual Fund balances in the amount needed to repay the Credit Amount. If the Credit Amount is not received by Bank from the Mutual Fund, or if there are no Mutual Fund balances, Bank will make an advance under the Line of Credit in an amount equal to the lesser of (a) the remaining amount of the Credit Amount, or (b) the amount, if any, available under the Line of Credit. All advances under the Line of Credit shall be evidenced by the Note and shall be deposited into the DDA.

2. INTEREST. Effective as of the date hereof, Bank has agreed that loans made by Bank under the Line of Credit shall bear interest at the rate set forth in the Note. The rate of interest charged shall be adjusted as of each Business Day based on changes in the rate without notice to Borrower, and shall be applicable to the then outstanding balance under the Line of Credit from the effective date of any such change. All calculations of interest on the Line of Credit will be computed on the basis of a year of 360 days and paid on the actual number of days elapsed.

3. PAYMENTS. Interest will be due and payable on or about the first day of each month and will be charged to the DDA. All fees and expenses due to Bank will be charged to the DDA. If there are insufficient funds in the DDA to pay interest and/or the fees and expenses due, Bank shall, on behalf of Borrower, make an advance under the Line of Credit to the extent Borrower has availability thereunder. Otherwise, any unpaid interest and fees and expenses will be immediately due and payable by Borrower. At the end of any Business Day, any Final Available Balance in the DDA shall be automatically applied to the repayment of the outstanding principal balance under the Line of Credit.

4. EVENT OF DEFAULT. Pursuant to the terms of the Financing Documents, Bank will not be obligated to make any advance under the Line of Credit if any Event of Default (as defined in the Financing Documents) or event which, with the passage of time, provision of notice or both, would constitute an Event of Default shall have occurred and be continuing.

5. STATEMENTS; SECURITY INTEREST. All transfers between the DDA and the Investment will be shown on the monthly statement for the DDA. Investment balances will be shown on a separate monthly statement. Dividends paid by the Mutual Fund will be reinvested in the Mutual Fund for the account of Borrower. Interest earned on PNC Bank Offshore Deposits will be credited to the DDA on the second Business Day of the following month. Bank shall have, with respect to Borrower’s obligations to the Bank and to the extent permitted by law, a contractual possessory security interest in and a contractual right of setoff against, and Borrower hereby assigns, conveys, delivers, pledges and grants a security interest to Bank in all of Borrower’s right, title and interest in and to, all of Borrower’s deposits, moneys, securities and other investment property now or hereafter in the possession of or on deposit with, or in transit to, the Investment, the Bank or any direct or indirect subsidiary of The PNC Financial Services Group, Inc. Upon written direction from Bank, and without further consent from Borrower, the custodian for the Investment is authorized to comply with all entitlement orders, instructions and directions of any kind originated by Bank concerning the Investment.

6. INVESTMENT DECISION; LIMITATION OF LIABILITY. Bank has forwarded to Borrower all required investment disclosures for the Investment and Borrower has selected such Investment. Borrower represents to Bank that it has all necessary authority to invest in the Investment selected. All Investment selections are made at Borrower’s own risk and are without recourse to Bank. The Investment involves investment risk, including possible loss of principal amount invested. The Investment is neither insured nor guaranteed by the U.S. Government. PNC Bank Offshore Deposits are maintained within the Bank’s Nassau, Bahamas branch and payment thereof may be demanded only at that office. The Bank and its affiliates may provide investment advisory and other services to or for the Mutual Fund and may be compensated for such services. Bank may vote any proxy received with respect to the Mutual Fund, in its sole discretion, including voting to change fees paid by the Mutual Fund to Bank or its affiliates.

In performing services hereunder, Bank will be governed by a standard of ordinary care. Bank shall not be liable for any actions of the transfer agent, custodian or distributor of the Mutual Fund or any other third party. In any event, Bank shall not be liable for any indirect, consequential, incidental, punitive, exemplary or special losses, damages or expenses (including counsel fees) which Borrower may incur or suffer, whether or not the possibility or likelihood of such damage was known or contemplated by Bank. In no event will Bank be liable for its inability to perform its obligations hereunder if such inability arises out of causes beyond its reasonable control.

7. TERMINATION. This Working Cash Sweep Rider may be terminated by either party upon written notice to the other. Notwithstanding the prior sentence, this Working Cash Sweep Rider may be immediately terminated by Bank without notice upon (i) the filing by or against Borrower of any proceeding in bankruptcy, receivership, insolvency, reorganization, liquidation, conservatorship or similar proceeding (and in the case of any such proceeding instituted against Borrower, such proceeding is not dismissed or stayed within thirty (30) days of the commencement thereof, provided that Bank shall not be obligated to advance additional funds during such period); or (ii) any assignment by Borrower for the benefit of creditors, or any levy, garnishment, attachment or similar proceeding is instituted against any property of Borrower held by or deposited with Bank.

If this Working Cash Sweep Rider is terminated, Bank shall in its discretion (i) direct the redemption of all Mutual Fund balances and (ii) transfer all funds in the Investment to the DDA to cover any negative balance in the DDA and to repay amounts owed under the Line of Credit, in such order as the Bank may determine. Following such transfer from the Investment, the transfer instructions set forth in Section 1 of this Working Cash Sweep Rider and all other provisions stated herein shall no longer apply, and the terms of the Financing Documents (without giving effect to this Working Cash Sweep Rider) shall thereafter govern the Line of Credit.

8. FEES. The Bank’s monthly fee for its services relating to this Working Cash Sweep Rider is set forth on the Schedule. Such fee may be modified by Bank from time to time upon written notice to Borrower. Bank may be separately and additionally compensated or may derive profit in connection with the Investment.

9. MISCELLANEOUS. No modification, amendment or waiver of, or consent to any departure by Borrower from, any provision of this Working Cash Sweep Rider will be effective unless made in a writing signed by Bank, and then such amendment, waiver or consent shall be effective only in the specific instance and for the purpose for which given. No delay or omission on the Bank’s part to exercise any right or power arising hereunder will impair any such right or power or be considered a waiver of any such right or power, nor will the Bank’s action or inaction impair any such right or power. If any provision contained in this Working Cash Sweep Rider should be invalid, illegal or unenforceable in any respect, it shall not affect or impair the validity, legality and enforceability of the remaining provisions. This Working Cash Sweep Rider may be signed in any number of counterpart copies and by the parties hereto on separate counterparts, but all such copies shall constitute one and the same instrument.

10. ENTIRE AGREEMENT. This Working Cash Sweep Rider and the Financing Documents and all of the documents and instruments referenced therein constitute the entire agreement and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

11. SUCCESSORS AND ASSIGNS. This Working Cash Sweep Rider will be binding upon and inure to the benefit of Borrower and Bank and their respective heirs, executors, administrators, successors and assigns; provided, however, that Borrower may not assign this Working Cash Sweep Rider in whole or in part without Bank’s prior written consent; and Bank may, at any time, assign any of its rights and obligations under this Working Cash Sweep Rider in whole or in part.

12. DEFINITIONS. As used herein, (i) “Business Day” shall mean any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed for business in the city in which Bank is located; (ii) “PNC Bank Offshore Deposits“ shall mean funds held in a deposit account at a PNC Bank, National Association branch in Nassau, Bahamas which earn interest at a rate determined by Bank to be the eurodollar deposit rate from time to time, in its sole discretion. The interest rate earned is based upon the amount on deposit, is not tied to any external rate or index and does not necessarily reflect the highest rate of interest offered by Bank to any particular class or category of customers; and (iii) “Final Available Balance” shall mean the collected balance after all items have been posted for the Business Day. Capitalized terms used herein without definition shall have the meanings given to those terms in the Schedule.

SCHEDULE

The checking account (“DDA”) shown below will be subject to the terms of the foregoing Working Cash®, Line of Credit, Investment Sweep Rider and will also be governed by Bank’s agreements, policies, procedures and fee arrangements that are generally applicable to commercial demand deposit accounts from time to time.

CHECKING ACCOUNT (DDA) NUMBER		AUTHORIZED BORROWER CONTACT (NAME)
MONTHLY FEE $	TARGET BALANCE $	TRANSFER DIFFERENCE $

INVESTMENT: (Choose one) ________ BlackRock Liquidity Funds — TempFund ________ BlackRock Liquidity Funds — FedFund ________ PNC Bank Offshore Deposits

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WITNESS the due execution hereof as a document under seal, as of the date first written above, with the intent to be legally bound hereby.

BANK:
PNC BANK, NATIONAL ASSOCIATION
By:
(SEAL)
Print Name: Timothy Naylon
Title: Senior Vice-President

BORROWER:
RAND WORLDWIDE, INC.
By:
(SEAL)
Name: Lawrence Rychlak
Title: President
RAND A TECHNOLOGY CORPORATION
By:
(SEAL)
Name: Lawrence Rychlak
Title: President

Disclosure:

FDIC regulations require banks to make certain disclosures to their customers (referred to herein as “Borrower” or “you”) who use sweep services to move funds from a deposit account to another deposit account or to a non-deposit investment vehicle. The purpose of this communication is to inform you whether your funds subject to sweep arrangements are deposits covered by FDIC deposit insurance or, if not, what the status of your funds would be if the bank failed.

You use the Bank’s Working Cash® Line of Credit Sweep service, which sweeps funds from your Bank demand deposit account to pay down your loan with the Bank. In the event of the failure of the Bank, the FDIC would treat the sweep transaction for that day as having been completed. If funds were swept from your demand deposit account to your loan account, the FDIC would recognize the credit to reduce the amount of your loan. If you use the Investment Sweep feature with your Working Cash® Line of Credit Sweep service, shown below are the disclosures for the investment sweep vehicle you are using, explaining whether or not your funds would be deposits covered by FDIC insurance.

If you use PNC Offshore Deposits with your Working Cash® Line of Credit Sweep service:

You use the PNC Bank Offshore Deposit Investment Sweep feature with your PNC Bank Working Cash® Line of Credit Sweep service, which sweeps funds from your PNC Bank demand deposit account to an interest bearing Eurodollar account at the Bank’s Nassau, Bahamas branch. Funds in Eurodollar accounts at the Bank’s Nassau, Bahamas branch are not deposits for purposes of FDIC insurance coverage and depositor preference purposes. As a result, your funds in such accounts are not insured or guaranteed by the FDIC or by the U.S. Government. In the event of the failure of the Bank, the funds in your Eurodollar account at the Bank’s Nassau, Bahamas branch would be treated as unsecured, nondeposit liabilities, and you would be a general unsecured creditor of the Bank.

If you use the Bank’s Working Cash® End of Day Investment Sweep service to a money market mutual fund with your Working Cash® Line of Credit Sweep service:

You use the PNC Bank Working Cash® End of Day Investment Sweep service to a money market mutual fund with your PNC Bank Working Cash® Line of Credit Sweep service, which sweeps funds from your Bank demand deposit account to a money market mutual fund. Funds in a money market mutual fund are not deposits and are not guaranteed or insured by the FDIC, the U.S. Government or any bank, including the Bank. With the Working Cash® End of Day Investment Sweep service to a money market mutual fund, funds swept from your demand deposit account on a given day are transferred to the money market mutual fund the same banking day. Once the sweep of funds to a money market mutual fund is completed, you will have an ownership interest in the money market mutual fund. In the event of the failure of the Bank, depending on the cutoff time established by the FDIC, it is possible that the FDIC would treat the sweep transaction for that day as not having been completed. In that case, your funds would be treated as remaining in your demand deposit account and the funds would be covered by FDIC insurance to the maximum amount provided by law.